EXHIBIT 99.1

February 10, 2016

DTE Energy reports solid 2015 financial results; Company reaffirms EPS guidance for 2016

DETROIT - DTE Energy (NYSE:DTE) today reported 2015 earnings of $727 million, or $4.05 per diluted share, compared with $905 million, or $5.10 per diluted share in 2014. Reported 2015 earnings were lower driven in large part by DTE Energy’s businesses outside of its utilities. Reported earnings at the utilities were up slightly.

2015 operating earnings were $863 million or $4.82 per diluted share, compared with 2014 operating earnings of $816 million, or $4.60 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“DTE made great strides in 2015, both operationally and financially,” said Gerry Anderson, DTE Energy chairman and CEO. “The year brought significant improvements in customer satisfaction and electric reliability. In 2015, DTE Electric completed more than 100 reliability improvement projects across our southeast Michigan electric service area, contributing to the best overall reliability performance in eight years. DTE continues its focus on improved reliability, with plans to invest over $6 billion in its electrical distribution system over the next 10 years.”

Anderson commented on the impact an engaged workforce has had on the company’s results, adding, “The focus and energy our employees bring to their work day every day drives results. In 2015, DTE Energy was recognized by Gallup for workplace excellence, receiving the Gallup Great Workplace Award for the third consecutive year. This ‘three-peat’ is a true reflection of the commitment and energy that our employees demonstrate every day.”

Several other important DTE Energy 2015 accomplishments were highlighted:

•
DTE Energy marked a historic milestone within its renewables portfolio this year by meeting the State's target of 10 percent of electricity production being sourced from renewable energy by 2015. The company also recently announced the construction of the largest utility-owned solar array east of the Mississippi at 45 MW, which will generate enough zero-emission power for 9,000 homes. DTE Energy's entire renewable energy portfolio, including solar, wind and biomass, is enough to power nearly 400,000 homes, or a city almost four times the size of Ann Arbor, Michigan.

•
DTE continued expanding its network of Michigan-based suppliers, spending nearly $950 million with Michigan businesses. DTE has committed to procure $5 billion in Michigan products and services over the next five years, an increase of more than 200 percent. DTE has generated $1.7 billion in new supplier contracts with Michigan-based businesses in 63 counties since participating in the Pure Michigan Business Connect initiative. DTE’s ongoing Michigan procurement creates and supports more than 8,500 jobs statewide.

•
JD Power released its 2015 residential gas utilities customer satisfaction survey results which ranked DTE's gas utility second overall in the Midwest Large Segment Region. This is the fifth consecutive year DTE Energy has ranked in the top quartile. The study surveyed utility customers on six factors including billing and payment, corporate citizenship, price, communications, customer service and field service.

"Becoming the best operated energy company in North America and a force for growth and prosperity in the communities we serve remains our aspiration," Anderson said. "We continue to work hard for our customers and shareholders to reach new levels of operational, reliability and financial excellence.”

DTE reaffirms EPS guidance for 2016

DTE Energy reaffirmed 2016 operating EPS guidance of $4.80 to $5.05, which was provided in the September early outlook.

“DTE performed well in 2015, exceeding its financial goals, largely due to diligent and focused attention on controlling costs,” said Peter Oleksiak, DTE Energy senior vice president and CFO. “While 2015 brought seasonably cool weather throughout the summer months and warm weather late in the year, our cost control efforts and reduced customer outages offset their financial impacts. We continue to see growth in development projects in our non-utility businesses, contributing to favorable financial results.”

This earnings announcement, as well as a package of slides and supplemental information, is available at www.dteenergy.com/investors.

The company will conduct a conference call to discuss earnings results at 9 a.m. EST the same day. Investors, the news media and the public may listen to a live internet broadcast of the call at www.dteenergy.com/investors. The telephone dial-in numbers are U.S. and Canada toll free: (855) 217-7942 or international toll: (646) 254-3376. The passcode is 2415185. The webcast will be archived on the DTE Energy website at www.dteenergy.com/investors. An audio replay of the call will be available from noon today to noon Wednesday, Feb. 24. To access the replay, dial U.S. and Canada toll free (888) 203-1112 or international toll (719) 457-0820 and enter the passcode 2415185.

DTE Energy (NYSE:DTE) is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric utility serving 2.1 million customers in Southeastern Michigan and a natural gas utility serving 1.2 million customers in Michigan. The DTE Energy portfolio also includes non-utility energy businesses focused on power and industrial projects, natural gas pipelines, gathering and storage, and energy marketing and trading. Information about DTE Energy is available at dteenergy.com, twitter.com/dte_energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2016 operating earnings guidance. It is likely that certain items that impact the company's 2016 reported results will be excluded from operating results. Reconciliations to the comparable 2016 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected,” “aspiration” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.

Many factors impact forward-looking statements including, but not limited to, the following: impact of regulation by the EPA, FERC, MPSC, NRC, and CFTC, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues related to DTE Energy; impact of volatility of prices in the oil and gas markets on DTE Energy's gas storage and pipelines operations; impact of volatility in prices in the international steel markets on DTE Energy's power and industrial projects operations; volatility in commodity markets, deviations in weather, and related risks impacting the results of DTE Energy's energy trading operations; changes in the financial condition of DTE Energy's significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant construction projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the risk of a major safety incident at an electric distribution or generation facility and, for DTE Energy, a gas storage, transmission, or distribution facility; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; contract disputes, binding arbitration, litigation, and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This [presentation/release] should also be read in conjunction with the Forward-Looking Statements section of the joint DTE Energy and DTE Electric Form 2015 Form 10-K (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.

# # #

For further information, members of the media may call:
Stephanie Beres        (313) 235-5555

Analysts, for further information call:
Anastasia Minor (313) 235-8466
Joyce Leslie            (313) 235-3209

DTE Energy Company
Consolidated Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(In millions, except per share amounts)
Operating Revenues
Utility operations	$1,512	$1,680	$6,238	$6,884
Non-utility operations	975	1,398	4,099	5,417
	2,487	3,078	10,337	12,301

Operating Expenses
Fuel, purchased power, and gas — utility	496	581	2,081	2,407
Fuel, purchased power, and gas — non-utility	833	1,043	3,481	4,615
Operation and maintenance	618	540	2,214	2,204
Depreciation and amortization	227	290	852	1,145
Taxes other than income	82	84	364	352
Asset (gains) losses and impairments, net	97	(2)	106	(12)
	2,353	2,536	9,098	10,711
Operating Income	134	542	1,239	1,590

Other (Income) and Deductions
Interest expense	109	106	450	429
Interest income	(3)	(3)	(13)	(10)
Other income	(54)	(60)	(209)	(196)
Other expenses	25	63	61	92
	77	106	289	315
Income Before Income Taxes	57	436	950	1,275

Income Tax Expense (Benefit)	(20)	135	230	364

Net Income	77	301	720	911

Less: Net Income (Loss) Attributable to Noncontrolling Interests	(3)	2	(7)	6

Net Income Attributable to DTE Energy Company	$80	$299	$727	$905

Basic Earnings per Common Share
Net Income Attributable to DTE Energy Company	$0.45	$1.68	$4.05	$5.11

Diluted Earnings per Common Share
Net Income Attributable to DTE Energy Company	$0.45	$1.68	$4.05	$5.10

Weighted Average Common Shares Outstanding
Basic	179	177	179	177
Diluted	180	177	179	177
Dividends Declared per Common Share	$0.73	$0.69	$2.84	$2.69

DTE Energy Company
Segment Net Income

	Three Months Ended December 31,
	2015				2014
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings
	(In millions)
DTE Electric	$93	$8	A	$101	$128	$—		$128

DTE Gas	39	—		39	31	—		31

Non-utility operations
Gas Storage and Pipelines	28	—		28	23	—		23

Power and Industrial Projects	(57)	69	B	12	24	—		24

Energy Trading	(22)	23	C	1	116	(97)	C	19

Total Non-utility operations	(51)	92		41	163	(97)		66

Corporate and Other	(1)	—		(1)	(23)	5	D	(18)

Net Income Attributable to DTE Energy Company	$80	$100		$180	$299	$(92)		$207

Adjustments key
A) Tree trimming disallowance
B) Plant closure
C) Certain mark to market adjustments
D) Asset impairment

DTE Energy Company
Segment Diluted Earnings Per Share

	Three Months Ended December 31,
	2015				2014
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$0.52	$0.04	A	$0.56	$0.72	$—		$0.72

DTE Gas	0.22	—		0.22	0.17	—		0.17

Non-utility operations
Gas Storage and Pipelines	0.16	—		0.16	0.13	—		0.13

Power and Industrial Projects	(0.32)	0.39	B	0.07	0.14	—		0.14

Energy Trading	(0.12)	0.13	C	0.01	0.65	(0.54)	C	0.11

Total Non-utility operations	(0.28)	0.52		0.24	0.92	(0.54)		0.38

Corporate and Other	(0.01)	—		(0.01)	(0.13)	0.03	D	(0.10)

Net Income Attributable to DTE Energy Company	$0.45	$0.56		$1.01	$1.68	$(0.51)		$1.17

Adjustments key
A) Tree trimming disallowance
B) Plant closure
C) Certain mark to market adjustments
D) Asset impairment

DTE Energy Company
Segment Net Income

	Year Ended December 31,
	2015				2014
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings
	(In millions)
DTE Electric	$542	$12	A	$562	$528	$—		$528
		8	B

DTE Gas	132	—		132	140	—		140

Non-utility operations
Gas Storage and Pipelines	107	—		107	82	—		82

Power and Industrial Projects	16	10	C	95	90	—		90
		69	D

Energy Trading	(22)	47	E	15	122	(102)	E	20
		(10)	F
Total Non-utility operations	101	116		217	294	(102)		192

Corporate and Other	(48)	—		(48)	(57)	8	G	(44)
		—				5	H

Net Income Attributable to DTE Energy Company	$727	$136		$863	$905	$(89)		$816

Adjustments key
A) 2011/2012 PSCR disallowance
B) Tree trimming disallowance
C) Contract termination
D) Plant closure
E) Certain mark to market adjustments
F) Natural gas pipeline refund
G) New York state tax law change
H) Asset impairment

DTE Energy Company
Segment Diluted Earnings Per Share

	Year Ended December 31,
	2015				2014
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$3.02	$0.07	A	$3.14	$2.98	$—		$2.98
		0.05	B

DTE Gas	0.73	—		0.73	0.79	—		0.79

Non-utility operations
Gas Storage and Pipelines	0.60	—		0.60	0.46	—		0.46

Power and Industrial Projects	0.09	0.05	C	0.53	0.51	—		0.51
		0.39	D

Energy Trading	(0.12)	0.26	E	0.09	0.69	(0.57)	E	0.12
		(0.05)	F
Total Non-utility operations	0.57	0.65		1.22	1.66	(0.57)		1.09

Corporate and Other	$(0.27)	—		(0.27)	(0.33)	0.04	G	(0.26)
		—				0.03	H

Net Income Attributable to DTE Energy Company	$4.05	$0.77		$4.82	$5.10	$(0.50)		$4.60

Adjustments key
A) 2011/2012 PSCR disallowance
B) Tree trimming disallowance
C) Contract termination
D) Plant closure
E) Certain mark to market adjustments
F) Natural gas pipeline refund
G) New York state tax law change
H) Asset impairment